EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
November 20, 2024

RICHMOND MUTUAL BANCORPORATION, INC.
ANNOUNCES QUARTERLY DIVIDEND

RICHMOND, IN– November 20, 2024 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) announced today that its Board of Directors has declared a cash dividend on Richmond Mutual Bancorporation common stock of $0.14 per share. The cash dividend will be payable on December 19, 2024 to stockholders of record as of the close of business on December 5, 2024.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Forward-Looking Statements

Statements in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to Richmond Mutual Bancorporation, Inc.'s (the "Company") financial condition, results of operations, plans, objectives, future performance or business and ability to continue paying dividends. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, but the absence of these words does not mean that a statement is not forward-looking. By their nature, forward-looking statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include the future earnings and capital levels of First Bank Richmond, which could affect the ability of the Company to pay dividends in accordance with its dividend policies, general economic conditions as well as those within our industry, and numerous other factors identified in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – which are available at www.firstbankrichmond.com in the "Investor Relations" section and on the SEC's website at www.sec.gov.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President and Chief Executive Officer
Bradley M. Glover, Senior Vice President/Chief Financial Officer
(765) 962-2581